EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements filed on Form S-8 and Form S-3 of Evolution Petroleum Corporation of our reports dated September 13, 2012, relating to our audit of the consolidated financial statements and internal control over financial reporting, included in this Annual Report on Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2012.

/s/ Hein & Associates LLP
Hein & Associates LLP

Houston, Texas
September 13, 2012